PROMISSORY NOTE AND LOAN AGREEMENT

$500,000	May 14, 2012

FOR VALUE RECEIVED, the undersigned, Net Element, Inc., a Delaware corporation ("Net Element"), hereby promises, as of May 14, 2012 (the “Effective Date”), to pay to Enerfund, LLC, a Florida limited liability company (“Enerfund”), at 1450 S. Miami Avenue, Miami, Florida, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (as reduced pursuant to the terms hereof pursuant to conversion or otherwise, the "Loan Amount"), together with interest on the unpaid principal balance thereof, from and after the date hereof at the times and upon the terms and conditions sets forth herein (the “Interest”).

1.       Loan. Net Element hereby agrees to borrow from Enerfund, and Enerfund hereby agrees to make a loan in the Loan Amount to Net Element in accordance with the provisions hereof. This loan shall be evidenced by this Convertible Promissory Note and Loan Agreement (this "Note").

2.       Funding of Loan. On and after the Effective Date, Enerfund will disburse the Loan Amount by one or more wire transfers of immediately available funds to Net Element. The date upon which such wire transfer is completed will be a “Funding Date.”

(a)       Net Element funding instructions: bank wire using Bank of America Direct banking system wire template.

(b)       Purpose of Funding. Net Element shall use the Loan Amount for working capital and acquisitions.

3.       Interest. From the Funding Date the Loan Amount shall accrue Interest at the rate of 5% per annum and shall be repaid on the Maturity Date (as defined below).

4.       Loan Repayment; Prepayment. Net Element shall repay the Loan Amount, and any interest accrued and unpaid thereon on November 1, 2012 (subject to acceleration in accordance with the terms hereof, the “Maturity Date”). Net Element shall be entitled to prepay the Loan Amount fully or partially at any time without penalty or charge; provided that any such prepayment amount shall be applied first to the payment of any interest accrued on the Loan Amount and outstanding by the date of such prepayment and second to the repayment of the Loan Amount.

5.       Collateral. None.

6.       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Loan Agreement:

(a)       Voluntary Bankruptcy or Insolvency Proceedings. Net Element shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

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(b)       Involuntary Bankruptcy or Insolvency Proceedings. Net Element seeks the appointment of a receiver, trustee, liquidator, or custodian of Net Element or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Net Element or the debts thereof under any bankruptcy, insolvency, or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(c)       Failure to Pay Loan Amount or Interest when Due. Net Element fails to pay the Loan Amount and/or accrued interest when due and payable (whether on the Maturity Date or due to an Event of Default) or and such failure continues for sixty (60) calendar days from the date of such failure.

Upon occurrence of any Event of Default, Enerfund may accelerate repayment of the Loan Amount (in which case the entire unpaid balance of the Loan Amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable without demand or notice) and may take any actions to obtain repayment of principal, interest and costs associated with any collection effort.

7.       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within such state.

8.       Arbitration.

(a)       The Parties hereby submit to the exclusive jurisdiction of the American Arbitration Association (AAA). Any and all disputes and controversies arising under, relating to or in connection with this Note shall be settled exclusively by arbitration by a panel of one (1) arbitrator under the Commercial Rules of the AAA and the appointing authority shall be the AAA. The English language shall be used as the written and spoken language for the arbitration and all matters connected with all references to arbitration.

(b)       Each Party hereby irrevocably waives any right it may have to object to an action being brought in the AAA, to claim that the claim has been brought in an inconvenient forum or to claim that the AAA does not have exclusive jurisdiction, provided that proceedings may be brought in another jurisdiction in order to enforce a judgment of the courts of the AAA.

9.       Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day and (ii) on the next business day after timely delivery to a reputable overnight courier, to the parties at the following addresses:

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(a)	If to Enerfund, to:

ENERFUND, LLC

1450 S. Miami Ave

Miami, FL 33130

Attention: Mike Zoi

Fax: 305-358-7876

or to such other Person or address as Enerfund shall furnish by notice to the other parties in writing.

(b)	If to Net Element, to:

Net Element, Inc.

1450 S. Miami Ave

Miami, FL 33130

Attention: CFO

Fax: 305-358-7876

10.       Attorneys Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to all reasonable attorneys’ fees and costs incurred in connection with any trial, arbitration, or other proceeding as well as all other relief granted in any suit or other proceeding.

11.       U.S. Dollar Denominated. Except where specifically provided otherwise, all transactions herein shall be in U.S. Dollars.

12.       Entire Understanding. This Note contains the entire understanding between the parties hereto and supersedes any and all prior agreements, understandings, and arrangements relating to the subject matter hereof. No amendment, modification or other change to, or waiver of any provision of, this Note may be made unless such amendment, modification or change is set forth in writing and is signed by each of the parties hereto.

13.       Counterparts. This Note may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute the same agreement. This Note, once executed by a party, may be delivered to the other party hereto by facsimile transmission.

14.       Assignment. Upon the transfer by Enerfund of the debt pursuant to this Note or any portion thereof, the rights of Enerfund hereunder with respect to the debt or portion thereof so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a party to this Note as though an original signatory hereto, as long as: (i) Net Element is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, and (ii) the transferee agrees in writing with Net Element to be bound by all of the provisions hereof.

15.       Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16.       Third Party Beneficiaries. This Note is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

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17.       Limitation of Interest. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by Net Element or received by Enerfund, then such excess sum shall be credited as a payment of principal, unless Net Element shall notify Enerfund in writing that Net Element elects to have such excess sum returned to it forthwith.

18.       Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of the respective heirs, successors, representatives and assigns of the parties; provided that Net Element may not assign its interest in or obligations under this Note without the prior written consent of Enerfund.

19.       Loss or Mutilation of Note. Upon receipt by Net Element of evidence reasonably satisfactory to Net Element of the loss, theft, destruction or mutilation of this Note, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Net Element shall execute and deliver to Enerfund a new promissory note in the exact form of this Note.

[Signatures are on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the day and year first above written.

NET ELEMENT, INC.		ENERFUND, LLC

By:	/s/ Jonathan New	By:	/s/ Mike Zoi
Name: Jonathan New		Name: Mike Zoi
Title: CFO		Title: Managing Member

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